EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Third Quarter 2019

Third Quarter Financial Results

(in thousands)	Q3 19	Q3 18	YOY Change	Q3 19 YTD	Q3 18 YTD	YOY Change
Total Revenues	$17,241	$19,153	(10.0%)	$57,245	$59,465	(3.7%)
Operating (Loss) Income	(149)	281	(153.0%)	488	1,167	(58.2%)
(Loss) Income Before Provision for Taxes	(173)	238	(172.7%)	399	1,030	(61.3%)
Net (Loss) Income	(166)	208	(179.8%)	176	797	(77.9%)
EBITDA**	151	516	(70.7%)	1,373	1,830	(25.0%)
Adjusted EBITDA**	197	617	(68.1%)	1,538	2,174	(29.3%)
Pre-Corporate EBITDA**	448	915	(51.0%)	2,372	3,069	(22.7%)
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Nov. 12, 2019 (GLOBE NEWSWIRE) --  Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $17.2 million and net loss of $0.2 million for the three months ended September 30, 2019, compared to revenues of $19.2 million and net income of $0.2 million for the three months ended September 30, 2018. For the nine months ended September 30, 2019, Wilhelmina reported revenues of $57.2 million and net income of $0.2 million compared to revenue of $59.5 million and net income of $0.8 million for the nine months ended September 30, 2018. The decrease in revenues when compared to the same periods of the prior year was primarily due to a decrease in bookings in the Wilhelmina Studios division and core model bookings in the United States, partially offset by an increase in core model bookings in the London office and bookings from the Aperture division. For the three and nine months ended September 30, 2019 compared to the three and nine months ended September 30, 2018, operating income, EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA decreased, primarily due to decreased revenues, partially offset by decreased operating expenses.

Bill Wackermann, Wilhelmina’s Chief Executive Officer, commented, “Despite challenges in the third quarter of 2019, I feel optimistic about the Company's path forward. We are focused on strengthening our core business and encouraged by our growth in international markets.”

Financial Results

Net loss for the three months ended September 30, 2019 was $0.2 million or $0.03 per fully diluted share and net income for the nine months ended September 30, 2019 was $0.2 million or $0.03 per fully diluted share, compared to net income of $0.2 million and $0.8 million, or $0.04 and $0.15 per fully diluted share, for the three and nine months ended September 30, 2018.

Pre-Corporate EBITDA was $0.4 million and $2.4 million for the three and nine months ended September 30, 2019, compared to $0.9 million and $3.1 million for the three and nine months ended September 30, 2018.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2019 and 2018.

	Three months ended		Nine months ended
(in thousands)	September 30,		September 30,
	2019	2018	2019	2018
Net (loss) income	$(166)	$208	$176	$797
Interest expense	27	26	89	73
Income tax (benefit) expense	(7)	30	223	233
Amortization and depreciation	297	252	885	727
EBITDA**	$151	$516	$1,373	$1,830
Foreign exchange (gain) loss	(3)	17	-	64
Share-based payment expense	49	84	165	280
Adjusted EBITDA**	$197	$617	$1,538	$2,174
Corporate overhead	251	298	834	895
Pre-Corporate EBITDA**	$448	$915	$2,372	$3,069
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2019, when compared to the three and nine months ended September 30, 2018, were primarily the result of the following:

  Revenues net of model costs for the three and nine months ended September 30, 2019 decreased by 12.4% and 5.1% primarily due to decreases in bookings in the Wilhelmina Studios division and core model bookings in the United States, partially offset by an increase in core model bookings in the London office and bookings from the Aperture division. The decrease in core model bookings in the United States was primarily due to staff turnover;

  Salaries and service costs for the three months ended September 30, 2019 decreased by 6.1% primarily due to a decrease in employee salaries and a reduction in share based payment expense.  Salaries and service costs for the nine months ended September 30, 2019 were relatively stable;

  Office and general expenses for the three and nine months ended September 30, 2019 decreased by 2.3% and 9.4%, primarily due to reduced rent expense, computer expense and bad debt expenses, as well as the reclassification of certain lease payments as amortization expense under new lease accounting rules;

  Amortization and depreciation expense for the three and nine months ended September 30, 2019 increased by 17.9% and 21.7%, primarily due to new equipment being placed in service in recent months and certain lease payments previously included within office and general expenses now being classified as amortization under new lease accounting rules; and

  Corporate overhead expenses for the three and nine months ended September 30, 2019 decreased by 15.8% and 6.8%, primarily due to lower securities compliance costs.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,521	$6,748
Accounts receivable, net of allowance for doubtful accounts of $1,484 and $1,791, respectively	12,083	11,901
Prepaid expenses and other current assets	274	197
Total current assets	17,878	18,846

Property and equipment, net of accumulated depreciation of $4,032 and $3,264, respectively	2,103	2,567
Right of use assets-operating	1,602	-
Right of use assets-finance	129	-
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,720 and $8,684, respectively	17	53
Goodwill	13,192	13,192
Other assets	113	114

TOTAL ASSETS	$43,501	$43,239

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,824	$5,071
Due to models	8,840	8,809
Lease liabilities – operating, current	1,125	-
Lease liabilities – finance, current	94	-
Term loan – current	750	623
Total current liabilities	14,633	14,503

Long term liabilities:
Net deferred income tax liability	654	631
Lease liabilities – operating, non-current	623	-
Lease liabilities – finance, non-current	44	-
Term loan – non-current	1,435	2,000
Total long term liabilities	2,756	2,631

Total liabilities	17,389	17,134

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at September 30, 2019 and December 31, 2018	65	65
Treasury stock, 1,301,917 and 1,264,154 shares at September 30, 2019 and December 31, 2018, at cost	(6,320)	(6,093)
Additional paid-in capital	88,420	88,255
Accumulated deficit	(55,853)	(56,029)
Accumulated other comprehensive loss	(200)	(93)
Total shareholders’ equity	26,112	26,105

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,501	$43,239

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three and Nine Months Ended September 30, 2019 and 2018
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Service revenues	$17,224	$19,143	$57,199	$59,425
License fees and other income	17	10	46	40
Total revenues	17,241	19,153	57,245	59,465

Model costs	12,534	13,777	41,166	42,524

Revenues, net of model costs	4,707	5,376	16,079	16,941

Operating expenses:
Salaries and service costs	3,266	3,478	10,571	10,509
Office and general expenses	1,042	1,067	3,301	3,643
Amortization and depreciation	297	252	885	727
Corporate overhead	251	298	834	895
Total operating expenses	4,856	5,095	15,591	15,774
Operating (loss) income	(149)	281	488	1,167

Other expense:
Foreign exchange gain (loss)	3	(17)	-	(64)
Interest expense	(27)	(26)	(89)	(73)
Total other expense	(24)	(43)	(89)	(137)

(Loss) income before provision for income taxes	(173)	238	399	1,030

Provision for income taxes (expense) benefit:
Current	(47)	(80)	(200)	(220)
Deferred	54	50	(23)	(13)
Income tax (expense) benefit	7	(30)	(223)	(233)

Net (loss) income	$(166)	$208	$176	$797

Other comprehensive expense:
Foreign currency translation adjustment	(76)	(24)	(107)	(56)
Total comprehensive (loss) income	(242)	184	69	741

Basic net (loss) income per common share	$(0.03)	$0.04	$0.03	$0.15
Diluted net (loss) income per common share	$(0.03)	$0.04	$0.03	$0.15

Weighted average common shares outstanding-basic	5,176	5,309	5,189	5,353
Weighted average common shares outstanding-diluted	5,176	5,318	5,189	5,361

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Nine Months Ended September 30, 2019 and 2018
 (In thousands)
(Unaudited)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2017	6,472	$65	(1,090)	$(4,893)	$87,892	$(56,885)	$4	$26,183
Share based payment expense	-	-	-	-	109	-	-	109
Net income to common shareholders	-	-	-	-	-	225	-	225
Purchases of treasury stock	-	-	(6)	(36)	-	-	-	(36)
Foreign currency translation	-	-	-	-	-	-	43	43
Balances at March 31, 2018	6,472	$65	(1,096)	$(4,929)	$88,001	$(56,660)	$47	$26,524
Share based payment expense	-	-	-	-	87	-	-	87
Net income to common shareholders	-	-	-	-	-	364	-	364
Purchases of treasury stock	-	-	(7)	(46)	-	-	-	(46)
Foreign currency translation	-	-	-	-	-	-	(75)	(75)
Balances at June 30, 2018	6,472	$65	(1,103)	$(4,975)	$88,088	$(56,296)	$(28)	$26,854
Share based payment expense	-	-	-	-	84	-	-	84
Net income to common shareholders	-	-	-	-	-	208	-	208
Purchases of treasury stock	-	-	(100)	(706)	-	-	-	(706)
Foreign currency translation	-	-	-	-	-	-	(24)	(24)
Balances at September 30, 2018	6,472	$65	(1,203)	$(5,681)	$88,172	$(56,088)	$(52)	$26,416

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2018	6,472	$65	(1,264)	$(6,093)	$88,255	$(56,029)	$(93)	$26,105
Share based payment expense	-	-	-	-	64	-	-	64
Net income to common shareholders	-	-	-	-	-	(109)	-	(109)
Purchases of treasury stock	-	-	(4)	(24)	-	-	-	(24)
Foreign currency translation	-	-	-	-	-	-	28	28
Balances at March 31, 2019	6,472	$65	(1,268)	$(6,117)	$88,319	$(56,138)	$(65)	$26,064
Share based payment expense	-	-	-	-	52	-	-	52
Net income to common shareholders	-	-	-	-	-	451	-	451
Purchases of treasury stock	-	-	(25)	(149)	-	-	-	(149)
Foreign currency translation	-	-	-	-	-	-	(59)	(59)
Balances at June 30, 2019	6,472	$65	(1,293)	$(6,266)	$88,371	$(55,687)	$(124)	$26,359
Share based payment expense	-	-	-	-	49	-	-	49
Net loss to common shareholders	-	-	-	-	-	(166)	-	(166)
Purchases of treasury stock	-	-	(9)	(54)	-	-	-	(54)
Foreign currency translation	-	-	-	-	-	-	(76)	(76)
Balances at September 30, 2019	6,472	$65	(1,302)	$(6,320)	$88,420	$(55,853)	$(200)	$26,112

The accompanying notes are an integral part of these consolidated financial statements.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three and Nine Months Ended September 30, 2019 and 2018
 (In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income:	$176	$797
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	885	727
Share based payment expense	165	280
Deferred income taxes	23	13
Bad debt (recovery) expense	(1)	70
Changes in operating assets and liabilities:
Accounts receivable	(181)	(296)
Prepaid expenses and other current assets	(77)	(107)
Right of use assets-operating	802	-
Other assets	1	20
Due to models	31	(635)
Lease liabilities-operating	(854)	-
Accounts payable and accrued liabilities	(1,038)	862
Net cash (used in) provided by operating activities	(68)	1,731

Cash flows used in investing activities:
Purchases of property and equipment	(304)	(293)
Net cash used in investing activities	(304)	(293)

Cash flows (used in) provided by financing activities:
Purchases of treasury stock	(227)	(788)
Payments on finance leases	(83)	-
Proceeds from term loan	-	700
Repayment of term loan	(438)	(390)
Net cash used in financing activities	(748)	(478)

Foreign currency effect on cash flows:	(107)	(56)

Net change in cash and cash equivalents:	(1,227)	904
Cash and cash equivalents, beginning of period	6,748	4,256
Cash and cash equivalents, end of period	$5,521	$5,160

Supplemental disclosures of cash flow information:
Cash paid for interest	$88	$71
Cash paid (refund) of income taxes	$5	$(10)

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the third quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 12, 2019.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM. Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT: Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com